UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 20, 2016

1ST CONSTITUTION BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130, P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(609) 655-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 20, 2016, the Board of Directors (the “Board”) of 1st Constitution Bancorp (the “Company”) expanded the size of the Board to eight members and elected five individuals, effective immediately, to fill the vacancies on the Board occurring as a result of both the increase in the size of the Board and the previously announced resignations of two directors, John P. Costas and Frank E. Walsh, III.

The Board elected to the Board J. Lynne Cannon to serve as a Class I director, James G. Aaron and Antonio L. Cruz to serve as Class II directors, and Edwin P. Pisani and Roy D. Tartaglia to serve as Class III directors.  Each newly elected director is an existing director of 1st Constitution Bank, a wholly-owned subsidiary of the Company (the “Bank”).  The Board appointed Mr. Pisani and Mr. Tartaglia to be  members  of the Audit Committee with Mr. Pisani serving as Chairman; Ms. Cannon and Mr. Aaron were elected to the Compensation Committee; Mr. Cruz and Mr. Aaron were elected to the Nominating and Corporate Governance Committee; and Mr. Aaron, Ms. Cannon, Mr. Cruz, Mr. Tartaglia and Mr. Pisani were elected to the Strategic Oversight Committee. Mr. Pisani was appointed as the Audit Committee financial expert.

There is no arrangement or understanding between Mr. Aaron, Ms. Cannon, Mr. Cruz, Mr. Pisani or Mr. Tartaglia and any other persons pursuant to which any one was selected as a director.  There are no transactions involving Mr. Aaron, Ms. Cannon, Mr. Cruz, Mr. Pisani or Mr. Tartaglia requiring disclosure under Item 404(a) of  Regulation S-K.

The Bank has made loans to some of the newly elected directors and their affiliates and, assuming continued compliance with generally applicable credit standards, it expects to continue to make such loans. All of these loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.  As of the date of this report, none of the newly elected directors or their affiliates was in default under any loan transaction with the Bank. The Bank also has deposit relationships and has engaged in other routine banking relationships with some of the newly elected directors and their affiliates, all of which are on the same terms as those prevailing at the time for comparable transactions with other persons.

Each of the newly appointed directors will be compensated for his or her service on the Board in the same manner as the other non-employee directors, as discussed in the Company’s Proxy Statement dated April 22, 2016.

A copy of the press release announcing the change to the Board is attached as Exhibit 99.1 hereto.

ITEM 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of 1st Constitution Bancorp, dated June 21, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2016	1ST CONSTITUTION BANCORP

	By:	/s/ ROBERT F. MANGANO
Name: Robert F. Mangano Title: President and Chief Executive Officer